UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2008

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Named Executive Officers

On August 26, 2008, the Compensation Committee (the “Committee”) of Legacy Reserves GP, LLC, the general partner (the “General Partner”) of Legacy Reserves LP (the “Partnership”), increased the base salary of the Chairman and Chief Executive Officer of the General Partner, Cary D. Brown, from $250,000 to $325,000. The Committee also recommended to the Board of Directors (the “Board”) of the General Partner, and the Board approved on such date, salaries with respect to the General Partner’s other named executive officers:  President and Chief Financial Officer Steven H. Pruett’s base salary was increased from $225,000 to $275,000, Executive Vice President of Business Development and Land Kyle A. McGraw’s base salary was increased from $195,000 to $235,000, Paul T. Horne’s base salary was increased from $195,000 to $250,000 and his title was adjusted to “Executive Vice President of Operations”, and Vice President, Chief Accounting Officer and Controller William M. Morris’ base salary was increased from $195,000 to $220,000.  These salary increases are effective on September 1, 2008.

No changes were made to the remaining non-equity and equity compensation arrangements described in the Partnership’s Proxy Statement as filed on April 18, 2008.

Compensation of Directors

On August 26, 2008, the Board approved the Committee’s recommendation for compensation increases for non-employee and independent directors. Effective September 1, 2008, the annual retainer payable to non-employee directors will increase from $25,000 to $40,000 (which retainer includes attendance at four quarterly Board meetings). For 2008, the annual unit grant will increase from 1,750 units to 2,500 units.

There were no other changes to the director compensation arrangements described in the Partnership’s Proxy Statement as filed on April 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP By: Legacy Reserves GP, LLC, its general partner

Date: August 26, 2008	By:	/s/ Cary D. Brown
Cary D. Brown
Chairman and Chief Executive Officer